Exhibit 99.1

MPLX LP and MarkWest Energy Partners, L.P. Announce Successful Early Note Exchange Tender Period

FINDLAY, Ohio, and DENVER, Dec. 4, 2015 — MPLX LP (NYSE: MPLX) and MarkWest Energy Partners, L.P. (NYSE: MWE) (MarkWest) today announced that, in connection with the previously announced offers to exchange (the “Exchange Offers”) any and all of the $4.1 billion in aggregate principal amount of outstanding senior notes issued by MarkWest and MarkWest Energy Finance Corporation (the “Existing MarkWest Notes”) for (1) new senior notes issued by MPLX (the “New MPLX Notes”) and (2) cash, and related consent solicitations (the “Consent Solicitations”) to adopt certain amendments to the indentures governing the Existing MarkWest Notes (the “Indenture Amendments”), MarkWest has received the requisite number of consents to adopt the Indenture Amendments with respect to each of the four outstanding series of Existing MarkWest Notes that are subject to the Exchange Offers and Consent Solicitations. MarkWest intends to promptly enter into supplemental indentures with the trustee for the Existing MarkWest Notes (the “Supplemental Indentures”) to effect the Indenture Amendments.

MPLX also announced that the previous deadline for eligible holders to tender their Existing MarkWest Notes (and thereby give their consents to the Indenture Amendments) and be eligible to receive the New MPLX Notes in the same principal amount as the Existing MarkWest Notes tendered therefor plus a consent payment of $1.00 per $1,000 principal amount of Existing MarkWest Notes tendered (the “Total Exchange Consideration”) has been extended to 12:01 a.m., New York City time, on Dec. 18, 2015 (as extended, the “Exchange Consideration Deadline”). Currently, this is the same time and date as the Expiration Date (as defined below) for the Exchange Offers and Consent Solicitations.

If the Expiration Date is extended and the Exchange Consideration Deadline is not further extended, eligible holders who validly tender their Existing MarkWest Notes after the Exchange Consideration Deadline but before the Expiration Date will be eligible to receive, subject to the terms and conditions set forth in the Offering Memorandum and Consent Solicitation Statement, New MPLX Notes in a principal amount equal to $970 plus a consent payment of $1.00 per $1,000 principal amount of Existing MarkWest Notes tendered therefor, and will not be entitled to the Total Exchange Consideration.

Withdrawal rights for the Exchange Offers and Consent Solicitations have expired as of Dec. 3, 2015 (the “Withdrawal Deadline”). Because the Withdrawal Deadline is not being extended, holders may not withdraw Existing MarkWest Notes, or revoke consents, previously tendered or tendered after the date of this press release, except as may be required by law.

As of the Withdrawal Deadline, the following principal amounts of each series of Existing MarkWest Notes have been validly tendered and not validly withdrawn (and consents thereby validly given and not validly revoked):

Title of Series/CUSIP Number of Existing	Aggregate Principal Amount	Existing MarkWest Notes Tendered at Withdrawal Deadline
MarkWest Notes	Outstanding	Principal Amount	Percentage
5.5% Senior Notes due 2023 / 570506 AQ8	$750,000,000	$693,704,000	92.49%
4.5% Senior Notes due 2023 / 570506 AR6	$1,000,000,000	$982,455,000	98.25%
4.875% Senior Notes due 2024 / 570506 AS4	$1,150,000,000	$1,146,345,000	99.68%
4.875% Senior Notes due 2025 / 570506 AT2	$1,200,000,000	$1,179,195,000	98.27%

The Exchange Offers and Consent Solicitations are being made pursuant to the terms and subject to the conditions set forth in the Offering Memorandum and Consent Solicitation Statement, dated Nov. 19, 2015 (the “Offering Memorandum and Consent Solicitation Statement”), and related Letter of Transmittal and Consent. Except as described in this press release with respect to the extension of the Exchange Consideration Deadline, the terms of the Exchange Offers and Consent Solicitations remain as set forth in the Offering Memorandum and Consent Solicitation Statement and related Letter of Transmittal and Consent.

The Exchange Offers and Consent Solicitations are conditioned upon, and the Supplemental Indentures will only become operative upon, the closing of the acquisition of MarkWest by MPLX pursuant to the Agreement and Plan of Merger, dated as of July 11, 2015, as amended as of Nov. 10, 2015 and as further amended as of Nov. 16, 2015 (the “Merger Agreement”), by and among MPLX, MPLX GP LLC, the general partner of MPLX, Sapphire Holdco LLC, a wholly owned subsidiary of MPLX, for certain limited purposes, Marathon Petroleum Corporation, and MarkWest, pursuant to which MarkWest has agreed to become a wholly-owned subsidiary of MPLX. On Dec. 1, 2015, the MarkWest unitholders approved the Merger Agreement and the transactions contemplated by the Merger Agreement are expected to close on Dec. 4, 2015.

The Exchange Offers and Consent Solicitations will expire at 12:01 a.m., New York City time, on Dec. 18, 2015, unless such date is extended (the “Expiration Date”). MPLX currently expects settlement of the Exchange Offers to occur on Dec. 21, 2015, unless the Expiration Date is extended. MPLX and MarkWest reserve the right to terminate, withdraw, amend or extend the Exchange Offers and Consent Solicitations in their discretion.

Documents relating to the Exchange Offers and Consent Solicitations will only be distributed to eligible holders of Existing MarkWest Notes who complete and return an eligibility form confirming that they are either a “qualified institutional buyer” under Rule 144A or not a “U.S. person” and outside the United States under Regulation S for purposes of applicable securities laws. Except as amended by this press release, the complete terms and conditions of the Exchange Offers and Consent Solicitations are described in the Offering Memorandum and Consent Solicitation Statement and related Letter of Transmittal, copies of which may be obtained by contacting Global Bondholder Services Corporation, the exchange agent and information agent in connection with the Exchange Offers and Consent Solicitations, at (866) 924-2200 (U.S. toll-free) or (212) 430-3774 (banks and brokers). The eligibility form is available electronically at: http://gbsc-usa.com/eligibility/mplx.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Exchange Offers and Consent Solicitations are being made solely pursuant to the Offering Memorandum and Consent Solicitation Statement and related Letter of Transmittal, as amended by this press release, and only to such persons and in such jurisdictions as is permitted under applicable law.

The New MPLX Notes have not been and will not be registered under the Securities Act of 1933 or any state securities laws. Therefore, the New MPLX Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and any applicable state securities laws.

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About MPLX LP

MPLX is a fee-based, growth-oriented master limited partnership formed in 2012 by Marathon Petroleum Corporation to own, operate, develop and acquire pipelines and other midstream assets related to the transportation and storage of crude oil, refined products and other hydrocarbon-based products. Headquartered in Findlay, Ohio, MPLX’s assets consist of a 99.5 percent equity interest in a network of common carrier crude oil and products pipeline assets located in the Midwest and Gulf Coast regions of the United States and a 100 percent interest in a butane storage cavern located in West Virginia with approximately 1 million barrels of natural gas liquids storage capacity.

About MarkWest Energy Partners

MarkWest Energy Partners, L.P. is a master limited partnership that owns and operates midstream service businesses. MarkWest has a leading presence in many natural gas resource plays including the Marcellus Shale, Utica Shale, Huron/Berea Shale, Haynesville Shale, Woodford Shale and Granite Wash formation.

MPLX Investor Relations Contacts:
Geri Ewing (419) 421-2071

Teresa Homan (419) 421-2965

MPLX Media Contacts:
Chuck Rice (419) 421-2521

Jamal Kheiry (419) 421-3312

MarkWest Investor Relations and Media Contact:
Joshua Hallenbeck (866) 858-0482

This press release contains forward-looking statements within the meaning of federal securities laws regarding MPLX LP (“MPLX”), Marathon Petroleum Corporation (“MPC”), and MarkWest Energy Partners, L.P. (“MWE”). These forward-looking statements relate to, among other things, expectations, estimates and projections concerning the business and operations of MPLX, MPC, and MWE. You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “objective,” “expect,” “forecast,” “guidance,” “imply,” “plan,” “project,” “potential,” “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the companies’ control and are difficult to predict. In addition to other factors described herein that could cause MPLX’s or MWE’s actual results to differ materially from those implied in these forward-looking statements, negative capital market conditions, including a persistence or increase of the current yield on common units, which is higher than historical yields, could adversely affect MPLX’s ability to meet its distribution growth guidance, particularly with respect to the later years of such guidance. Factors that could cause MPLX’s or MWE’s actual results to differ materially from those implied in the forward-looking statements include: the ability to satisfy conditions to the closing of the transaction contemplated by the merger agreement; risk that the synergies from the MPLX/MWE transaction may not be fully realized or may take longer to realize than expected; disruption from the MPLX/MWE transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks relating to any unforeseen liabilities of MWE or MPLX, as applicable; the adequacy of MPLX’s and MWE’s respective capital resources and liquidity, including, but not limited to, availability of sufficient cash flow to pay distributions, and the ability to successfully execute their business plans and implement their growth strategies; the timing and extent of changes in commodity prices and demand for crude oil, refined products, feedstocks or other hydrocarbon-based products; volatility in and/or degradation of market and industry conditions; completion of pipeline capacity by competitors; disruptions due to equipment interruption or failure, including electrical shortages and power grid failures; the suspension, reduction or termination of MPC’s obligations under MPLX’s commercial agreements; each company’s ability to successfully implement its growth plan, whether through organic growth or acquisitions; modifications to earnings and distribution growth objectives; federal and state environmental, economic, health and safety, energy and other policies and regulations; changes to MPLX’s capital budget; other risk factors inherent to MPLX or MWE’s industry; and the factors set forth under the heading “Risk Factors” in MPLX’s Annual Report on Form 10-K for the year ended Dec. 31, 2014, filed with the

Securities and Exchange Commission (SEC); and the factors set forth under the heading “Risk Factors” in MWE’s Annual Report on Form 10-K for the year ended Dec. 31, 2014, and Quarterly Report on Form 10-Q for the quarter ended Sept. 30, 2015, filed with the SEC. These risks, as well as other risks associated with MPLX, MWE and the proposed transaction, are also more fully discussed in the joint proxy statement and prospectus included in the registration statement on Form S-4 filed by MPLX and declared effective by the SEC on Oct. 29, 2015, as supplemented. Factors that could cause MPC’s actual results to differ materially from those implied in the forward-looking statements include: risks described above relating to the MPLX/MWE proposed merger; changes to the expected construction costs and timing of pipeline projects; volatility in and/or degradation of market and industry conditions; the availability and pricing of crude oil and other feedstocks; slower growth in domestic and Canadian crude supply; an easing or lifting of the U.S. crude oil export ban; completion of pipeline capacity to areas outside the U.S. Midwest; consumer demand for refined products; transportation logistics; the reliability of processing units and other equipment; MPC’s ability to successfully implement growth opportunities; modifications to MPLX earnings and distribution growth objectives; federal and state environmental, economic, health and safety, energy and other policies and regulations; other risk factors inherent to MPC’s industry; and the factors set forth under the heading “Risk Factors” in MPC’s Annual Report on Form 10-K for the year ended Dec. 31, 2014, filed with SEC. In addition, the forward-looking statements included herein could be affected by general domestic and international economic and political conditions. Unpredictable or unknown factors not discussed here, in MPLX’s Form 10-K, in MPC’s Form 10-K, or in MWE’s Form 10-K and Form 10-Qs could also have material adverse effects on forward-looking statements. Copies of MPLX’s Form 10-K are available on the SEC website, MPLX’s website at http://ir.mplx.com or by contacting MPLX’s Investor Relations office. Copies of MPC’s Form 10-K are available on the SEC website, MPC’s website at http://ir.marathonpetroleum.com or by contacting MPC’s Investor Relations office. Copies of MWE’s Form 10-K and Form 10-Qs are available on the SEC website, MWE’s website at http://investor.markwest.com or by contacting MWE’s Investor Relations office.

Additional Information and Where to Find It

In connection with the proposed acquisition, MPLX and MWE have filed relevant materials with the SEC, including MPLX’s registration statement on Form S-4 that includes a definitive joint proxy statement and a prospectus declared effective by the SEC on Oct. 29, 2015 and a supplement to the proxy statement/prospectus filed on Nov. 17, 2015. Investors and security holders are urged to read all relevant documents filed with the SEC, including the definitive joint proxy statement and prospectus, because they contain important information about the proposed transaction. Investors and security holders are able to obtain the documents free of charge at the SEC’s website, http://www.sec.gov, or for free from MPLX LP at its website, http://ir.mplx.com, or in writing at 200 E. Hardin Street, Findlay, Ohio 45840, Attention: Corporate Secretary, or for free from MWE by contacting Investor Relations by phone at 1-(866) 858-0482 or by email at investorrelations@markwest.com.